Exhibit 99.1

CURIOSITYSTREAM ANNOUNCES FOURTH

QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

●	Fourth quarter 2020 revenue of $11.4 million, up 70% year-over-year; Full year revenue of $40 million, up 120%

●	Subscribers grew 50% to approximately 15 million at the end of the fourth quarter 2020, compared to approximately 10 million at the end of the fourth quarter 2019

●	Full year 2020 gross margin remained consistent with 2019 gross margin at 61% compared to 62% for the full year 2019

SILVER SPRING, Md. (March 23, 2021) – CuriosityStream Inc. (NASDAQ: CURI), (“CuriosityStream” or the “Company”) a global factual entertainment company, today announced its financial results for the fourth quarter and full year ending December 31, 2020.

“We had a strong 2020, ending the year with more than double our 2019 revenue with approximately 15 million subscribers,” said Clint Stinchcomb, President & CEO. “More recently, we raised approximately $100 million in a follow-on offering completed in February of this year. We enter 2021 with a strong balance sheet, one of the largest libraries of factual content in the world and a world-class team of experienced media executives executing strongly against our plans. I couldn’t be prouder of what we accomplished in 2020, and I look forward to 2021.”

Fourth Quarter 2020 Financial Results

●	Revenue of $11.4 million, up from $6.7 million in the fourth quarter of 2019;

●	Total paying subscribers of approximately 15 million, up 50% year-over-year;

●	Gross margin of 59% compared to 64% in the fourth quarter of 2019;

●	Net loss was $(15.7) million compared to net loss of $(14.6) million in the fourth quarter of 2019; and

●	EBITDA was $(15.5) million compared to EBITDA of $(14.8) million in the fourth quarter of 2019.

Full Year 2020 Financial Results

●	Revenue for the full year 2020 of $39.6 million, up from $18.0 million in 2019;

●	Gross margin for the full year 2020 at 61%, consistent with gross margin of 62% for the full year 2019;

●	Net loss for the full year 2020 was $(38.6) million compared to net loss of $(42.5) million for the full year 2019;

●	EBITDA for the full year 2020 was $(38.6) million compared to EBITDA of $(44.1) million for the full year of 2019; and

●	Ending cash, cash equivalents, restricted cash and investments totaled $42.4 million as of December 31, 2020.

Full Year 2020 Business Highlights

●	Announced several brand-defining original series throughout 2020, including POMPEII: DISASTER STREET, HISTORY OF HOME, 4th AND FOREVER: MUCK CITY, ENGINEERING THE FUTURE, and BEYOND THE SPOTLIGHT executive produced by Leonardo DiCaprio and Appian Way

●	Strengthened leadership team with high performance veterans leading international and North American distribution, brand and media partnerships, finance and growth;

●	Grew subscribers and maintained low single-digit churn; and

●	Closed business combination with Software Acquisition Group, Inc. and began trading on the NASDAQ exchange under ticker symbol “CURI” on October 15, 2020, becoming the first streaming media company devoted to factual entertainment to go public.

Financial Outlook

For the full year 2021, CuriosityStream currently expects the following:

●	Revenue of at least $71.0 million, or 80% year-over-year growth.

Conference Call Information

CuriosityStream will host a Q&A conference call today to discuss the Company’s Q4 and Full Year 2020 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in, toll free at (833) 979-2849 or International at (236) 714-2925 and reference conference ID# 4272474.

An audio replay of the conference call will be available for two weeks following the call and available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions and the information under the heading “Financial Outlook” in this press release. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in the registration statement on Form S-1, and the prospectus included therein, filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2021 and declared effective on February 3, 2021, CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the SEC, and in CuriosityStream’s other SEC filings. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s limited operating history; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; (vi) the ability to meet Nasdaq’s listing standards and (vii) privacy and data protection laws, privacy or data breaches, or the loss of data.

Non-GAAP Financial Measures

To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use this non-GAAP financial measure in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. This measure provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, EBITDA is widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from one or more of our non-GAAP financial measures: other income, income taxes, and depreciation and amortization.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (2) EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us. The non-GAAP measure we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream

Launched by media visionary John Hendricks, CuriosityStream is one of the world’s leading global factual streaming services and media companies. Our documentary series and features cover every topic from space exploration to adventure to the secret life of pets, empowering viewers of all ages to fuel their passions and explore new ones. With thousands of titles, many in Ultra HD 4K, including exclusive originals, CuriosityStream features stunning visuals and unrivaled storytelling to demystify science, nature, history, technology, society, and lifestyle. CuriosityStream programming is available worldwide to watch on TV, desktop, mobile and tablets. Find us on Roku, Apple TV Channels and Apple TV, Xbox One, Amazon Fire TV, Google Chromecast, iOS and Android, as well as Amazon Prime Video Channels, YouTube TV, Sling TV, DISH, Comcast Xfinity on Demand, Cox Communications, Altice USA, Suddenlink, T- Mobile, Frndly TV, Vidgo, Sony, LG, Samsung and VIZIO smart TVs, Liberty Global, Com Hem, Tata Sky, MultiChoice, StarHub TV, Totalplay, Millicom, Okko, Gazprom and other global distribution partners and platforms. For more information, visit CuriosityStream.com.

CuriosityStream Inc.

Unaudited Consolidated Statements of Operations

(in thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019

Revenues	$11,361	$6,690	$39,621	$18,026

Operating expenses
Cost of revenues	4,670	2,426	15,418	6,810
Advertising and marketing	13,343	15,504	42,016	41,628
General and administrative	8,944	3,647	21,135	14,035
	26,957	21,577	78,569	62,473
Operating loss	(15,596)	(14,887)	(38,948)	(44,447)

Other income (expense)
Interest and other income	(19)	353	500	2,072
Loss before income taxes	(15,615)	(14,534)	(38,448)	(42,375)
Provision for income taxes	86	39	179	142
Net loss	$(15,701)	$(14,573)	$(38,627)	$(42,517)

Less preferred dividends and accretion of issuance costs	(673)	(4,171)	(13,788)	(15,897)
Net loss attributable to common stockholders	$(16,374)	$(18,744)	$(52,415)	$(58,414)

Reconciliation of GAAP Financial Metrics to Non-GAAP

(in thousands)

(unaudited)

Reconciliation of Net Loss to EBITDA

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019

Net loss	(15,701)	(14,573)	(38,627)	(42,517)

Interest and other income	19	(353)	(500)	(2,072)
Provision for Income taxes	86	39	179	142
Depreciation and amortization	80	95	336	339
EBITDA	$(15,516)	$(14,792)	$(38,612)	$(44,108)

Contacts:

CuriosityStream Communications

Ashley Huston

Ashley.Huston@CuriosityStream.com

CuriosityStream Investor Relations

Denise Garcia

IR@CuriosityStream.com

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